UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

SMART GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-38102	98-1013909
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited 190 Elgin Avenue George Town, Grand Cayman Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On June 28, 2022, SMART Global Holdings, Inc., a Cayman Islands exempted company (“SGH”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Storm Private Holdings I Ltd., a Cayman Islands exempted company (“Stratus Holding Company” and together with its subsidiaries, “Stratus Technologies”), and Storm Private Investments LP, a Cayman Islands exempted limited partnership (“Seller”). The transaction, which was approved by SGH’s Board of Directors, is expected to close in the second half of calendar year 2022.

Pursuant to the Purchase Agreement, among other matters, and subject to the satisfaction or waiver of the conditions set forth therein, Seller will sell to SGH, and SGH will purchase from Seller, all of Seller’s right, title and interest in and to the outstanding equity securities of Stratus Holding Company (the “Share Purchase”).

Pursuant to the terms of, and subject to the conditions specified in, the Purchase Agreement, upon consummation of the Share Purchase (the “Closing”), (i) SGH will pay to Seller a cash purchase price of $225 million, subject to certain adjustments as set forth in the Purchase Agreement (the “Closing Purchase Price”), and (ii) Seller will have the right to receive, and SGH will be obligated to pay, contingent consideration (if any) of up to $50 million (the “Earn-Out”) based on the gross profit performance of the Stratus Technologies business during the first full 12 fiscal months of Stratus Technologies following the Closing. The Earn-Out, if any, will be payable in cash, ordinary shares of SGH, $0.03 par value per share (“SGH Shares”), or a mix of cash and SGH Shares, at SGH’s election.

If SGH elects to pay any portion of the Earn-Out in SGH Shares, the number of SGH Shares issued will be determined based on the average of the daily volume-weighted average sales price per SGH Share for each of the 30 consecutive trading days ending on and including the trading day immediately preceding the date of payment of the Earn-Out (subject to equitable adjustment in the event of certain changes to SGH Shares occurring during such 30 consecutive trading days). Such SGH Shares would be issued in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. SGH, Stratus Holding Company and Seller have also agreed that, as a condition to the issuance of SGH Shares (if any) in respect of the Earn-Out, SGH and Seller will enter into an agreement pursuant to which (i) SGH will agree to cause such SGH Shares to be registered for resale, and (ii) Seller will agree to abide by certain volume-based trading limitations with respect to such SGH Shares to facilitate an orderly process with respect to certain sales of such SGH Sales by Seller.

The consummation of the Share Purchase is subject to certain customary conditions to Closing, including, among others, (i) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits or prevents the consummation of the transactions contemplated by the Purchase Agreement (a “Closing Legal Impediment”), (ii) the absence of any pending legal proceeding by a governmental authority that seeks to restrain, enjoin, prohibit, prevent or otherwise make illegal the transactions contemplated by the Purchase Agreement, (iii) the expiration or termination of the applicable waiting period, or the receipt of regulatory approvals, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Stratus Holding Company, Seller and SGH contained in the Purchase Agreement and the compliance in all material respects by each party with the covenants contained in the Purchase Agreement, and (v) the absence of any change, effect, fact, condition, circumstance, occurrence, or event that has had, or would reasonably be expected to have, a material adverse effect with respect to Seller or Stratus Technologies. The consummation of the Share Purchase is not subject to a financing condition.

Seller and Stratus Holding Company have agreed to various covenants, including, among others, an agreement to conduct the business of Stratus Technologies in the ordinary course during the period prior to the Closing and not to engage in certain kinds of transactions during such period, in each case, subject to certain exceptions and efforts standards. The Purchase Agreement generally requires the parties to use reasonable best efforts to obtain required regulatory approvals, subject to certain limitations. Pursuant to the Purchase Agreement, neither Seller nor Stratus Holding Company may solicit alternative transaction proposals during the pendency of the transaction.

The Purchase Agreement contains customary termination rights, including the right for either SGH or Seller to terminate the Purchase Agreement if the Closing shall not have occurred by 11:59 p.m. (Pacific time) on December 28, 2022, which will be automatically extended to 11:59 p.m. (Pacific time) on March 28, 2023 if the only conditions to Closing that then remain unsatisfied are the conditions related to the receipt of regulatory approval pursuant to the HSR Act or the absence of any Closing Legal Impediment (provided that such Closing Legal Impediment arises with respect to regulatory approval pursuant to the HSR Act).

The foregoing description of the Purchase Agreement, the Share Purchase and the other transactions contemplated by the Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about SGH, Seller, or Stratus Holding Company, or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties of SGH, on the one hand, and Seller and Stratus Holding Company, on the other hand, made solely for the benefit of the other party. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts or condition of SGH, Seller, Stratus Holding Company, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent responsive to this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On June 29, 2022, SGH issued a press release announcing the entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Forward Looking Statements

This Form 8-K contains “forward-looking statements”. These forward-looking statements are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside SGH’s control, including, among others: inability to obtain or delays in obtaining all regulatory approvals and otherwise completing all steps required to consummate the Share Purchase and other transactions contemplated by the Purchase Agreement; issues, delays or complications in consummating the Share Purchase and other transactions contemplated by the Purchase Agreement; incurring unanticipated costs in consummating the Share Purchase and other transactions contemplated by the Purchase Agreement; the ability of Stratus Technologies to generate anticipated revenue and profits post-transaction close; risks associated with integration or transition of the operations, assets, systems and personnel of Stratus Technologies; unfavorable reaction to the sale by customers, competitors, suppliers and employees of Stratus Technologies; global business and economic conditions and growth trends in technology industries, SGH’s or Stratus Technologies’ customer markets and various geographic regions; uncertainties in the geopolitical environment; disruptions in SGH’s or Stratus Technologies’ operations or SGH’s or Stratus Technologies’ supply chain as a result of COVID-19 pandemic or otherwise; changes in trade regulations or adverse developments in international trade relations and agreements; changes in currency exchange rates; overall information technology spending; appropriations for government spending; the success of SGH’s strategic initiatives including additional investments in new products and additional capacity; acquisitions of companies or technologies, the failure to successfully integrate and operate them, or customers’ negative reactions to them; limitations on or changes in the availability of supply of materials and components; fluctuations in material costs; the temporary or volatile nature of pricing trends in memory or elsewhere; deterioration in customer relationships; production or manufacturing difficulties; competitive factors; technological changes; difficulties with or delays in the introduction of new products; slowing or contraction of growth in the memory market in Brazil; reduction in or termination of incentives for local manufacturing in Brazil; changes to applicable tax regimes or rates; prices for the end products of SGH’s or Stratus Technologies’ customers; strikes or labor disputes; deterioration in or loss of relations with any of SGH’s or Stratus Technologies’ limited number of key vendors; the inability to maintain or expand government business; and other factors and risks detailed in SGH’s filings with the U.S. Securities and Exchange Commission, which include SGH’s most recent reports on Form 10-K and Form 10-Q, including SGH’s future filings. Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of SGH to be materially different from SGH’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of today, and SGH does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Share Purchase Agreement, dated as of June 28, 2022, by and among SMART Global Holdings, Inc., a Cayman Islands exempted company, Storm Private Holdings I Ltd., a Cayman Islands exempted company, and Storm Private Investments LP, a Cayman Islands exempted limited partnership.*

99.1	Press Release, issued on June 29, 2022, announcing the Share Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022	SMART Global Holdings, Inc.

	By:	/s/ Ken Rizvi
Ken Rizvi
Senior Vice President and Chief Financial Officer